EXHIBIT 99.01

Neuralstem Appoints Jim Scully as Interim Chief Executive Officer

William Oldaker Expands Role and is Named Chairman of the Board

GERMANTOWN, Md., Aug. 06, 2018 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of nervous system therapies based on its neural stem cell and small molecule compound technologies, today announced that the Board of Directors has appointed Jim Scully as interim chief executive officer. Mr. Scully will assume the role effective immediately and succeeds Mr. Rich Daly who served as president and chief executive officer of the Company since February 2016.

“Jim’s contribution in 2018 heading up business development and as strategic advisor for Neuralstem has been extremely valuable, and we are confident that his appointment will ensure continued momentum over the near-term as our dedicated search efforts continue,” said Cristina Csimma, Chair of the Nominating Committee of Neuralstem. “Jim is an experienced pharmaceutical executive with a deep understanding of commercial, clinical development and manufacturing operations and has worked with our team to advance our Company’s efforts in China and rest-of-world.”

“I am very pleased to increase my responsibilities with Neuralstem at this important time for the company, and I look forward to working closely with the management team and the Board to unlock the full potential of the Company’s promising pipeline candidates, NSI-566 and NSI-189,” said Mr. Scully. “We continue to believe that these candidates represent innovative approaches to several unmet medical needs, and we look forward to providing further updates on our progress in executing our strategic plan.”

Mr. Scully’s experience spans multiple key strategic roles in the healthcare industry. During his decade with Takeda Pharmaceuticals, a leading global pharmaceutical company, Mr. Scully assumed roles of increasing responsibility across multiple functional areas, leading efforts in financial planning, global business development, business analytics and corporate project management. Mr. Scully has also held key roles at Astellas Pharmaceuticals, Abbott Labs, GE Healthcare and Walgreens.  These roles included leadership of clinical development planning, performance analytics and partnering initiatives.

The Board of Directors also appointed William Oldaker, as Chairman. Mr. Oldaker has served as a director of Neuralstem since April 2007. He is a founder and partner in the Washington, D.C. law firm, Oldaker & Willison PLLP, and is a member of the Colorado, D.C. and Iowa Bar Associations, the Bar Association for the Court of Appeals, D.C., and the Bar of the United States Supreme Court.

“I am excited to expand my role and continue to work with the Board and the management team to execute on its exciting strategy to become a leader in CNS and neural stem cell technology,” said William Oldaker.

About Neuralstem

Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. The Company has two lead development candidates:

  NSI-566 is a stem cell therapy being tested for treatment of paralysis in stroke, Amyotrophic Lateral Sclerosis (ALS) and chronic spinal cord injury (cSCI).

  NSI-189, is a small molecule in clinical development for major depressive disorder and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

Neuralstem’s diversified portfolio of product candidates is based on its proprietary neural stem cell technology.

Cautionary Statement Regarding Forward Looking Information

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:
Argot Partners (Investor Relations)
212-600-1902
neuralstem@argotpartners.com